CONFIDENTIAL

CONSULTING AGREEMENT

顾问合同

THIS CONSULTING AGREEMENT (the "**Agreement**") is made and entered into as of the 21st day of September, 2009, by and between Kandi Technologies, Corp. (Nasdaq: KNDI) and its affiliates (the "**Company**") and FirsTrust China Ltd. (the "**Consultant**").

Kandi Technologies, Corp.以及其相关企业（下称"公司"或"KNDI"）与上海嘉信投资咨询有限公司（下称"财务顾问"或"顾问"）与 2009 年 9 月 21 日签订此合同，特此声明:

WHEREAS, Consultant is in the business of providing management consulting and advisory services; and

本财务顾问专营公司管理及业务发展的咨询业务;

WHEREAS, The Company deems it to be in its best interest to retain Consultant to provide consulting services to and for it and Consultant desires to so provide such services;

本公司为其发展所需特聘请上海嘉信投资咨询有限公司为顾问，上海嘉信投资咨询有限公司也同意担任此职;

NOW, WHEREFORE, in consideration of the mutual promises and covenants set forth in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

本着公平互惠的原则，双方共同承认本合同，具体条款如下:

1. The term of this Agreement shall commence on the date hereof and end on September 22, 2010 . For a period of 12 months, beginning on September 22, 2009, Consultant agrees to engage with the Company as its independent consultant, the services provided include:

本合同从 2009 年 9 月 22 日开始有效，时续一年（下称"顾问合同期"）。财务顾问同意为公司所聘，成为其独立财务顾问。财务顾问服务内容包括以下项目:

a) Identify and Introduce one or more potential strategic investors to the Company and assist the Company to complete potential financing. ("Financing Service")

根据公司现有的和未来的发展计划，介绍一个或多个潜在的战略投资人给公司，促成公司实现融资（"融资服务"）。

b) Assist the company's internal and external investor relations staff to build market awareness among institutional investors and other potential investors. ("Investor Relation Service")

通过公关与投资者关系管理，提升专业投资机构以及其他潜在投资人对公司价值的认可度（"投资者关系服务"）。

c) Identify prospective joint venture and strategic alliance partners with the Company both inside and outside China and help the company to negotiate detailed agreements. ("M&A Service")

在美国寻找与公司业务合作和合资的战略伙伴，并协助公司商谈具体事宜（"并购服务"）。

d) Assist the Company to prepare and implement new business plans。

协助公司策划未来发展计划。("战略策划咨询服务")。

2. During the Consulting period, the Company shall be entitled to Consultant's services for reasonable times. It is understood that the Consultant's services are not exclusive to the Company and the Consultant shall be free to perform services for other persons or entities. However, the Consultant will notify the Company of its performance of consulting services for any other person or entity that could conflict with its obligations under this Agreement. Upon receiving such notice, the Company may terminate this Agreement or consent to the Consultant's outside consulting activities; failure to terminate this Agreement, within fourteen (14) days of receipt of written notice of conflict, shall constitute the client's ongoing consent to the Consultant's outside consulting services.

在顾问合同期内，公司有权从顾问方得到合理的时间和顾问服务。本公司意识到顾问不只为公司独家服务，为此允许顾问在为公司服务的同时可为其它公司和个人提供相应的服务，但是，如果顾问的其它服务与此协议有一定的商务利益冲突或矛盾，顾问必须及时通知本公司，公司接到通知后，有权决定是否继续此顾问合同，若公司在接到此通知的14个工作日内没有表示异议，即代表公司对顾问其它的业务无异议，并允许顾问继续其对其它公司的服务。

4. The Consultant shall not represent the company to sign any agreement, contract or letter of intent without the Company's Chairman or CEO's written consent. The Consultant shall not engage in any kind of guarantee by the name of the Company, and, shall not represent the Company to take any debt arrangement in any circumstances without the company's consent. Both parties agree that neither the Company nor the Consultant has the right to represent the other party to take any legal responsibilities.

财务顾问无权代表公司对外签署任何的协议、合同或意向书。顾问不得以公司名义进行任何形式的担保，更不得在任何情况下擅自代表公司承担任何债务。合同双方同意任何一方都无权对外代表或为对方承担法律责任。

5. In consideration of Consultant's entering into this Agreement, The Company has agreed to pay the Consultant the following compensation before October 21, 2009:

在双方签订此合同后，公司同意在2009年10月21日前付给顾问以下报酬:

Five years warrants (the "Warrants") purchasing 100,000 shares of the Company's common stock (the "Warrant Shares"), with an exercise price equal to $2 per share, and another 100,000 shares at $2.5 per share. All warrants shall issue to FirsTrust China, Ltd., or its designees. within one month of signing of this Agreement, and shall have Piggyback registration right, or cashless exercise right.

10万股公司普通股的五年期认购权证（"认购权证"），认购价为2美元; 10万股公司普通股的五年期认购权证（"认购权证"），认购价为2.5美元。所有认购

权证公司将在合同签署1个月内发行给上海嘉信投资咨询有限公司或其指定人。所有认购权证将具有附属登记权或无现金行使权。

6. It is expressly understood and agreed that the consultant is not the company's employee or representative, and does not constitute an employer-employee relationship. Federal, state and local income taxes and other taxes will be paid by the Consultant, the Company shall not deduct any federal and state income taxes, social security tax, unemployment tax, and employment insurance from the Consultant's payment, all the payment will be made by the consultant.

顾问理解并同意他不是公司内部的职员或代表，只是独立的外聘人员，此合同不涉及任何有关雇主和员工的关系，顾问将自付任何联邦、州及地方的所得税及其它税务，公司不会从顾问的收入中扣除任何联邦及州的所得税、社会安全税、失业税以及劳工保险，所有这一切将由顾问自己向政府上报和支付。

7. It is acknowledged and agreed by the Company that Consultant is not rendering legal advice or performing accounting services, nor acting as an investment advisor or broker-dealer within the meaning of applicable state and federal securities laws. It is further acknowledged and agreed by the Company that that Consultant cannot guarantee the results or effectiveness of any of the services rendered or to be rendered by Consultant hereunder. Rather, Consultant shall use its best efforts to conduct its services and affairs in a professional manner and in accordance with good industry.

公司理解并同意顾问的服务范围是在美国政府所定的证券法允许范围内提供投资顾问以及证券业务，但不包括：提供任何法律咨询；提供会计和审计服务。公司理解顾问的服务是凭其行业的常规和经验，尽最大努力为公司提供最职业化的服务。

8. The Consultant understands and agrees that any information such as company business, operation or future plans shall kept confidential, without company's consent, the Consultant shall not disclose confidential information to any third party.

顾问同意严守有关公司业务、运作或前景情况的秘密，未经公司事先同意，不得向任何外人泄露公司的机密以及其它保密信息。

9. Any modification, deletion or addition to this agreement must obtain written consent and singed by both parties can be enforced. This agreement is also effective to heirs, representatives, and other legal representatives of both parties. This Agreement contains the entire understanding between the parties hereto with respect to the transactions contemplated hereby, and replaces all other agreements between the parties with respect to any services to be performed by the Consultant of behalf of the Company.

任何有关此合同的修改、删除或增加必须有双方的书面认可和签字，才会生效，此合同也将对双方的继承人、代理人、以及其它法定的代表人同样生效，此合同是双方为此事务所公认的全部合同，也将取代任何以前的商谈、口头及书面的协议。

10. This Agreement shall be construed according to the laws of the State of Georgia and subject to the jurisdiction of the courts of said state. This Agreement may be executed in more than two counterparts each of which shall be enforceable against the parties executing such counterparts, and all of which together shall constitute a single document. Except as otherwise stated herein, in lieu of the original documents, a facsimile transmission or copy of the original documents shall be as effective and enforceable as the original. If the foregoing is consistent with our understanding, please sign the enclosed copy of this letter in the space indicated below and return it to the undersigned, this agreement is effective immediately after signed.

此合同将严格遵守乔治亚洲的法律，并以本州法律执行。此合同可允许有两份以上的同时签字的相同版本，每一版本都可视为合同的原件，签约双方可通过传真机的方式来互换原件，不必需要面对面的原本签字，所有传真签字的合同将视为原件并及时生效。最后双方认同，在此签字的个人全权代表各方公司所签，此合同将立即生效。

This Agreement is made out in two original, each copy written in Chinese and English languages, in case of any divergence of interpretation, the Chinese text shall prevail.

本合同为中文文本和英文文本，中、英文本内容一致，并以中文文本表述为准。

本协议签订于 2009 年 9 月 21 日

Signature

签字人

Kandi Technologies, Corp.

Chairman
董事长

Xiao Ming Hu
胡晓明

Signature

签字人

FirsTrust China Ltd.
上海嘉信投资咨询有限公司

Chairman & CEO
董事长&首席执行官

Patrick J. Ko
柯健